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                                                     Exhibit 5.1, 8.1 and 23.1
                                                     -------------------------



                                                            June 17, 2005
CWALT, Inc.
4500 Park Granada
Calabasas, California 91302

               Re:    CWALT, Inc.
                      Registration Statement on Form S-3
                      ----------------------------------

Ladies and Gentlemen:

     We have acted as counsel for CWALT, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") relating to Mortgage Pass-Through Certificates (the "Certificates"), issuable in series (each, a "Series"). The Registration Statement is being filed pursuant to Rule 415 under the Securities Act of 1933, and the prospectus included therein is a combined prospectus as provided by Rule 429 thereunder. As set forth in the Registration Statement, each Series of Certificates will be issued under and pursuant to the conditions of a separate pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Company, a trustee and a master servicer to be identified in the prospectus supplement for such Series of Certificates (the "Trustee" and the "Master Servicer" for such Series, respectively).

     We have examined copies of the Company's Certificate of Incorporation and Bylaws, the form of Pooling and Servicing Agreement previously filed as
Exhibit 4.1 to Registration Statement No. 333-110343, the forms of Certificates included in such Pooling and Servicing Agreement, the Prospectus, and such other records, documents and statutes as we have deemed necessary for purposes of this opinion.

     Based upon the foregoing, we are of the opinion that:

     1. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized by all necessary action on the part of the Company and has been duly executed and delivered by the Company, the Master Servicer, the Trustee and any other party thereto for such Series, such Pooling and Servicing Agreement will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally or by general equity principles.

     2. When a Series of Certificates has been duly authorized by all necessary action on the part of the Company (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and countersigned by the Trustee for such Series in accordance with the terms of the related Pooling and Servicing Agreement, and issued and delivered against payment thereof as contemplated in the Registration Statement, such Series of Certificates will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Pooling and Servicing Agreement.

     3. The information set forth in the Prospectus under the caption "Material Federal Income Tax Consequences," to the extent that it constitutes matters of law or legal conclusions, is correct in all material respects.

     In rendering the foregoing opinions, we express no opinion on the laws of any jurisdiction other than the laws of the State of New York (excluding choice of law principles therein) and the federal laws of the United States of America. The opinion set forth in paragraph 3 is based on the current provisions of the Internal Revenue Code of 1986 and the Treasury regulations issued or proposed thereunder, Revenue Rulings and other published releases of the Internal Revenue Service and current case law, any of which can change at any time. Any change could apply retroactively and modify the legal conclusions on which the opinion is based.

     We hereby consent to the use of our name in the Prospectus under the captions "Material Federal Income Tax Consequences" and "Legal Matters," and to the filing of this opinion as an exhibit to the Registration Statement, without admitting that we are "experts" within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, with respect to any part of the Registration Statement, including this exhibit.


                                        Very truly yours,

                                        /s/  Sidley Austin Brown & Wood LLP
                                        -----------------------------------
                                             Sidley Austin Brown & Wood LLP


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